Exhibit 23.2


We consent to the incorporation by reference in the registration statement (Amendment No. 1 to Form S-8, No. 333-60442) pertaining to the Analex Corporation 2000 Stock Option Plan of our report dated May 14, 2004, with respect to the financial statements of Beta Analytics, Incorporated for the years ended June 30, 2003 and 2002. These financial statements were included in the Form 8-K/A of Analex Corporation filed with the Securities and Exchange Commission on August 9, 2004.



                                   /s/ Soza Associates, P.C.
Annandale, Virginia
September 15, 2004